Exhibit 10.1

FOURTH AMENDMENT TO DISTRIBUTION AGREEMENT

This Fourth Amendment to Distribution Agreement (the “Fourth Amendment”) is effective as of January 31, 2019 (the “Fourth Amendment Effective Date”), by and between Roche Diagnostics International AG, Basel Branch Diabetes Care, with offices located at Peter Merian-Weg 4, 4052 Basel, Switzerland (“Roche Diagnostics”) and Roche Diabetes Care GmbH, with offices located at Sandhofer Strasse 116, 68305 Mannheim, Germany (“Roche Diabetes” and collectively with Roche Diagnostics, “ROCHE”) and Senseonics, Incorporated, with offices located at 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, USA (“SENSEONICS”).  ROCHE and SENSEONICS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, ROCHE and SENSEONICS are parties to that certain Distribution Agreement dated May 23, 2016 (as amended, the “Agreement”), as amended from time to time including the Amendments to Distribution Agreement dated as of November 28, 2016 (the “First Amendment”),  April 11, 2018 (the “Second Amendment”) and December 20, 2018 (the “Third Amendment”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 11.11 thereof in order to extend their distribution arrangements through January 31, 2021 and provide for other terms and conditions to govern such arrangements;

NOW THEREFORE, in consideration of the premises and mutual covenants contained in the Fourth Amendment, the Parties agree as follows:

1.   Extension of Term.  Section 10.1 is hereby deleted and replaced with the following:

“The term of this Agreement shall commence on the Effective Date.  Unless terminated earlier in accordance with the terms hereof, this Agreement shall expire on January 31, 2021.  This Agreement may be terminated at any time upon mutual written agreement of the Parties.  Each Party shall have the right to terminate this Agreement for cause as set out in Section 10.2.”

2.   Survival.  Section 10.7 is hereby deleted and replaced with the following:

“Expiration or early termination of this Agreement shall not relieve either Party of its obligations incurred prior to expiration or early termination.  The obligations under Sections 4.2, 4.6, 4.7, 4.13, 5.6, 6.2 (first paragraph), 6.4(c), 6.4(d), 10.5, 10.6 and 11.7, and Articles 7, 8, 9 and 11 of this Agreement, shall survive expiration or early termination of this Agreement or of any extensions thereof for a period of five (5) years.”

3.   Territories.  Exhibit 3 is hereby amended to add the additional countries to the Territory, and related terms, contained on Exhibit 3 hereto.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	1

4.   Minimum Requirements and Logistics.  For purposes of the calendar years 2019 and 2020, Exhibit 4 of the Agreement is hereby deleted in its entirety and replaced with Exhibit 4 attached herein.

4.1.  Section 3.2(b) is hereby deleted and replaced with the following:

“Each calendar year 2019 and 2020, ROCHE shall purchase no less than the minimum quantities of each Product for sale in the Territory (“Minimum Requirement”) as set forth on Exhibit 4 for such calendar year.  Quantities which exceed the annual Minimum Requirement in the Territory shall not be deducted from the Minimum Requirement in the Territory in the remaining years.”

The third sentence of Section 10.2 is hereby deleted and replaced with the following:

“The Parties acknowledge that any failure by ROCHE to meet the Minimum Requirement within the Territory in any calendar year shall be deemed a material breach of this Agreement and SENSEONICS shall have the right to terminate this Agreement or, at SENSEONICS’ sole option, by notice to ROCHE, cause ROCHE’s distribution rights under the Agreement to become non-exclusive.  For clarity, if the purchase of the Minimum Requirement for any of 2019 or 2020 would not be satisfied by ROCHE, but such shortfall is cured by a make-up order which fully satisfies the Minimum Requirements during the calendar year of such shortfall, including full satisfaction by a deemed order pursuant to Paragraph  2 of Exhibit 4, then SENSEONICS shall not have the right to terminate the Agreement for material breach or cause it to become non-exclusive pursuant to this Section 10.2 or Exhibit 4.

5.   Further Logistics Provisions.  For purposes of calendar years 2019 and 2020, and in order to effect the provisions of Exhibits 3 and 4 of the Fourth Amendment, the following further changes are hereby made to the Agreement.

5.1.  Section 2.2(d) is hereby deleted and replaced with the following:

“SENSEONICS shall use commercially reasonable efforts to support ROCHE in distributing the Eversense® XL Sensor Pack to HCPs deemed necessary by the Parties.  ROCHE shall be allowed to distribute the XL Smart Transmitter Pack to HCPs and patients.  ROCHE may promote the Products and Apps through its direct sales force or otherwise as it may determine from time to time, in its sole discretion, but at all times in accordance with this Agreement.”

5.2.  Section 2.2(e)  is hereby deleted and replaced with the following:

“In markets where currently provided by SENSEONICS as of December 31, 2018, SENSEONICS shall provide Clinical Training Manager (“CTM”) resources at its own cost to ROCHE for training physicians on the implantation of the Eversense® XL Sensors to allow ROCHE to market, offer to sell or sell the Product.  Unless agreed otherwise, ROCHE shall provide CTMs in new markets added by Exhibit 3 of this

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	2

Fourth Amendment as it requires at ROCHE’s cost, and SENSEONICS shall conduct free of charge initial and ongoing training per the Product procedure training SOP.  All CTMs are required to take and pass the Senseonics CTM procedure training to be authorized to conduct procedure training to HCPs in their local markets.  The CTMs shall be able to communicate in English or make use of a translator.  The training provided under this Section 2.2(e) to HCPs will be conducted in the applicable local language and may be done through the use of translators.”

5.3.  Section 3.1(b) is deleted in its entirety.

5.4.  Sections 3.2(a) and (d) are replaced by the forecast and ordering provisions set out in Paragraphs 4 and 5, respectively, of Exhibit 4.

5.5.  Section 3.4 is  deleted in its entirety.

6.   Collaborative Business Review.  The Parties shall meet three times per calendar year to conduct a business review of market performance and to discuss their collaboration.  One meeting shall be solely focused on Germany.  During the business review, the Parties will discuss the Key Performance Indicators set out in the Second Amendment.  In addition, SENSEONICS shall present additional key performance indicators and updates on: [***] and e) other matters agreed.  ROCHE shall present additional key performance indicators and updates on: [***].  Furthermore, the Parties will share and discuss information related to the following, to the extent permissible under law and regulation: [***].  The Parties shall also discuss other topics the Parties mutually believe will strengthen the collaboration.

7.   Data Sharing.  Within five (5) business days after the Fourth Amendment Effective Date, SENSEONICS and ROCHE shall meet by teleconference to discuss the data sharing initiatives outlined in this section and determine the plan, scope and schedule for the Parties to both address their respective requests relating to an expansion of their data sharing relationship and to negotiate in good faith regarding the following data sharing initiatives:

[***]

8.   Interpretation.  Except as expressly amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.  In the event of any conflict between the terms of this Fourth Amendment and the Agreement, the terms of this Fourth Amendment, including the terms of the Exhibits herein, shall govern.  Except where otherwise expressly noted, the amendments made herein shall be effective as of the Fourth Amendment Effective Date.  Capitalized terms used in this Fourth Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.  For clarity, (i) any reference to the Agreement refers to the Agreement as amended by the First Amendment,  the Second Amendment, and the Third Amendment, and (ii) any cross-references to Agreement Sections refer to those Agreement Sections as amended by this Fourth Amendment.  This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	3

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	4

IN WITNESS WHEREOF, each of the Parties has caused this Fourth Amendment to be executed by its duly authorized representative as of the Fourth Amendment Effective Date.

Senseonics, Incorporated

By:	/s/ Tim Goodnow

Name:	Tim Goodnow

Title:	President and CEO

Roche Diagnostics International AG
Basel Branch Diabetes Care

By:	/s/ Marcel Gmünder

Name:	Marcel Gmünder

Title:	Head Diabetes Care

By:	/s/ Edwin Sonnenschein

Name:	Edwin Sonnenschein

Title:	Head Legal DC

Roche Diabetes Care GmbH

By:	/s/ Edwin Sonnenschein

Name:	Edwin Sonnenschein

Title:	Head Legal DC

By:	/s/ Philipp Hoffmann

Name:	Philipp Hoffmann

Title:	Legal Counsel DC

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	5

EXHIBIT 3

Exhibit 3, as set out in the Agreement, as amended by the First Amendment, shall survive and shall be supplemented with the following additional countries to be added to the Territory and the following related terms that shall only apply to the additional countries listed in this Fourth Amendment (taking into account that the First Amendment contains such terms relating to the countries listed in the First Amendment):

Additional Countries:

[***], [***],  Brazil, [***],  China, [***],  [***], India, [***],  [***], [***], [***], Russian Federation, [***], [***], [***]

ROCHE shall have the exclusive right, but not the obligation, to distribute the Products in these additional countries. The Parties shall discuss SENSEONICS’ commercially reasonable efforts to support ROCHE’s launch in the additional countries.  Such discussion shall consider, among other things, the business case, whether any material activities in the areas of mobile app development, product labeling and translation approval or regulatory support would be required from SENSEONICS to support such launch, and capacity to support such activities.

ROCHE may communicate with sub-distributors for planning, logistical, market assessment and launch preparation purposes.  The Parties shall discuss in good faith timing and launch requirements prior to any communication with clinics, health care providers or patients in the above new markets.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	6

EXHIBIT 4

Pricing

1.   Eversense® XL Sensor Pack

a.    Contains the following:

i.  1 Eversense Sensor Insertion Kit—Includes Blunt Dissector, Insertion Tool, Insertion Template, Adhesive Patch 30-Pack (6), Insertion and Removal Instruction Guide

ii.  1 Eversense XL Sensor Kit – Includes Sensor Pouch

b.    2019 Pricing shall be [***]

c.    2020 Pricing shall be [***]

2.   Eversense® XL Smart Transmitter and accessories  (the “XL Smart Transmitter Pack”)

a.   Contains the following:

i.   1 Eversense® XL Smart Transmitter

ii.  1 Power Supply

iii. 1 User Guide

iv. 1 Quick Reference Guide

b.   Kitting of Eversense® XL Smart Transmitter Pack and accessories into country-specific transmitter kits to be sold in the Territory will be provided by SENSEONICS [***]. Such kitting operations shall be conducted in accordance with the Parties’ respective quality systems and requirements, and all applicable regulatory requirements.

c.   2019-2020 Pricing shall be [***]

Minimum Requirement for 2019  – 2020 (units)

	Eversense® XL Sensor Pack	Eversense® XL Smart Transmitter Pack
2019	[***]	[***]
2020	[***]	[***]

1.   Within each calendar year, a minimum of [***] of the annual Minimum Requirement shall be ordered for delivery in each calendar quarter, except that during Q1 of 2019 of the 2019 Minimum Requirement shall be ordered for delivery March 28, 2019.

2.   The annual Minimum Requirements  for Eversense® XL Sensor Packs and Eversense® XL Smart Transmitter Packs set out in the table above is a firm and binding commitment in each of 2019 and 2020, respectively.  If during any of 2019 or 2020 ROCHE does not order enough Product to meet the applicable Minimum Requirements for such calendar year,  then on December 17 of any such calendar year during which there is a shortfall,  ROCHE shall be deemed to have placed an order for the number of units of Product to satisfy the remainder of the Minimum Requirements for each Product for such calendar year and ROCHE shall pay for such Product in accordance with Section 3.3(b) of the Agreement. SENSEONICS may, at its option, ship such make-up order Products for

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	7

delivery during December of such year.  In the event ROCHE’s distribution rights under the Agreement become non-exclusive pursuant to Section 10.2, then for such calendar years as the Agreement becomes non-exclusive, no Minimum Requirements are agreed upon by the Parties for the calendar years during which Roche’s distribution rights are non-exclusive.

3.   In the event that (i) SENSEONICS has a material failure to deliver or (ii) the Products are not permitted to be distributed because of a material non-compliance with regulatory and quality requirements, then the Parties will immediately discuss such issue and the corrective action plan to cure such issue.  If, in either case (i) or (ii), such failure remains uncured by SENSEONICS for such a period that ROCHE  represents in good faith to SENSEONICS that the failure is adversely impacting ROCHE’s ability to deliver required inventory to countries in time to meet actual sales demand (reasonably taking into account ROCHE minimum lead times, country-specific holding of inventory, and similar factors), then the Parties shall negotiate in good faith an equitable adjustment to the Minimum Requirement to take account of the impact of such delivery or quality failure.

4.   ROCHE shall comply with the following forecasting provision, which shall replace Section 3.2(a).  The initial twelve-month 2019 forecast is attached hereto as Attachment A.  [***].  By the fifteenth of each month, ROCHE shall provide a monthly, rolling forecast for the quantities of the Products that ROCHE intends to order during the twelve (12) month period beginning with the first day of the next month.  [***], pursuant to the purchase orders submitted by ROCHE in accordance with Section 3.2(d)  of the Agreement as amended by Paragraph 5 of this Exhibit 4.  [***]

5.   The Parties shall comply with this provision, which shall replace Section 3.2(d) of the Agreement.  ROCHE shall place each purchase order with SENSEONICS for the Products to be delivered hereunder in writing.  Each purchase order delivered under this Paragraph 5 shall constitute a binding obligation upon ROCHE and shall be confirmed by SENSEONICS within [***] days from receipt of the purchase order, such confirmation to include information on the expected delivery date.  SENSEONICS hereby guarantees an  [***] delivery of the Products (for quantities ordered that are equal to or less than the then current forecast quantity plus the Excess Quantity) from the receipt of each purchase order.  For orders of the Products that exceed the then current rolling forecast plus the Excess Quantity,  SENSEONICS shall use its reasonable efforts to meet the [***] delivery date for such orders and shall reasonably adapt its production capacity accordingly to the extent reasonably practicable, but failure to deliver any such quantities of Products by such delivery date shall not constitute a breach of this Agreement by SENSEONICS.  Delivery of the Products shall be as governed by Section 3.3 of the Agreement.

6.   [***].

7.   [***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	8

8.   [***]

9.   [***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	9

Attachment A to Exhibit 4

Roche 2019  Initial Monthly Forecast

2019 Month	Eversense XL Sensor	Eversense XL Transmitter
January	[***]	[***]
February
March
April
May
June
July
August
September
October
November
December
Total

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.	10